Exhibit 99.1

January 21, 2020	Analyst Contact:	Andrew Ziola 918-588-7683
	Media Contact:	Brad Borror 918-588-7582

ONEOK Fourth Quarter and Year-end 2019
Conference Call and Webcast Scheduled

TULSA, Okla. ‑ Jan. 21, 2020 - ONEOK, Inc. (NYSE: OKE) will release fourth quarter and year-end 2019 earnings after the market closes on Feb. 24, 2020.

ONEOK’s executive management will participate in a conference call the following day at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time) on Feb. 25, 2020. The call also will be carried live on ONEOK’s website.

To participate in the telephone conference call, dial 800-367-2403, pass code 9753816, or log on to www.oneok.com.

What:	ONEOK fourth quarter and year-end 2019 earnings conference call and webcast

When:	11 a.m. Eastern, Feb. 25, 2020
10 a.m. Central

Where:	1) Phone conference call dial 800-367-2403, pass code 9753816
2) Log on to the webcast at www.oneok.com

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 9753816.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets.

ONEOK is a FORTUNE 500 company and is included in the S&P 500.

For information about ONEOK, visit the website: www.oneok.com.

For the latest news about ONEOK, find us on LinkedIn, Facebook, Twitter and Instagram.

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